Consent of Independent Certified Public Accountants

     We have issued our report dated August 22, 1997 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 206 as of June 30, 1997, and for the period then ended, contained in this Post-Effective Amendment No. 4 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
October 27, 1997